Exhibit 10 (b)(i)

Exhibit 10(b)(i)

Digi International Inc.
2020 Omnibus Incentive Plan
(Director) Restricted Stock Unit Award Agreement

Digi International, Inc. (the “Company”), pursuant to its 2020 Omnibus Incentive Plan (the “Plan”), hereby grants an Award of restricted Stock Units to you, the Participant named below. The terms and conditions of this Award are set forth in this Restricted Stock Unit Award Agreement (the “Agreement”), consisting of this cover page and the Terms and Conditions on the following pages, and in the Plan document, which has been provided to you. To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:
Number of Restricted Stock Units:	Grant Date:__________, 20__
Vesting Schedule:
Vesting Date(s)	Number of Stock Units that Vest

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding the grant to you of the number of Restricted Stock Units specified in the table above.

PARTICIPANT:
By:

Digi International Inc.
2020 Omnibus Incentive Plan
(Director) Restricted Stock Unit Award Agreement
Terms and Conditions

1.    Grant of Restricted Stock Units. The Company hereby grants to you, subject to the terms and conditions in this Agreement and the Plan, an Award of the number of restricted Stock Units (“Units”) specified on the cover page of this Agreement, each representing the right to receive one Share of the Company’s Stock. The Units granted to you will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company.

2.    Restrictions on Units. Neither this Award nor the Units subject to this Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 2 shall be of no effect and shall result in the forfeiture of all Units. The Units and your right to receive shares in settlement of the Units under this Agreement shall be subject to forfeiture as provided in Section 4 until satisfaction of the vesting conditions set forth in Section 3.

3.    Vesting of Units.

(a)
Scheduled Vesting. If you remain a member of the Board continuously from the Grant Date specified on the cover page of this Agreement, then the Units will vest in the numbers and on the dates specified in the Vesting Schedule on the cover page of this Agreement.

(b)
Accelerated Vesting. Vesting of the Units may be accelerated during the term of the Award at the discretion of the Committee in accordance with Section 16.2 of the Plan and under the following circumstances:

(i)	Upon a Change in Control, this Award shall become fully vested and exercisable upon the occurrence of the Change in Control.

(ii)
In the event the stockholders of the Company approve the complete dissolution or liquidation of the Company, this Award shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action.

(c)	Change in Control. “Change in Control” means one of the following:

(i)
any individual, entity or Group (a “Person”) becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s voting securities, except that the following shall not constitute a Change in Control: (A) any acquisition or beneficial ownership by the Company or a Subsidiary; (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more Subsidiary; (C) any formation of a Group consisting solely of beneficial owners of the Company’s voting securities as of the effective date of this Plan, or any repurchase or other acquisition by the Company of its voting securities that causes any Person to become the beneficial owner of 30% or more of the Company’s voting securities, in either case so long as such Person does not acquire beneficial ownership of additional Company voting securities after the Person initially became the beneficial owner of 30% or more of the Company’s voting securities by one of the means described in this clause (C); or (D) any acquisition of beneficial ownership by any entity with respect to which, immediately following such acquisition, more than 50% of the combined voting power of such entity’s then outstanding voting securities is beneficially owned, directly or indirectly, by all or substantially all of the Persons who beneficially owned the Company’s voting securities immediately prior to such acquisition in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such acquisition;

(ii)
Individuals (A) who are, as of the effective date of the Plan, directors of the Company, or (B) who are elected as a directors of the Company subsequent to the Grant Date and whose initial election, or nomination for initial election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors (collectively, “Continuing Directors”) cease for any reason to constitute a majority of the members of the Board; or

(iii)
The consummation of a Fundamental Change unless, immediately following such Fundamental Change, all or substantially all of the Persons who were the beneficial owners of the Company’s voting securities immediately prior to such Fundamental Change beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the surviving or acquiring entity (or its Parent) resulting from such Fundamental Change in substantially the same proportions as their ownership, immediately prior to such Fundamental Change, of the Company’s voting securities.

(iv)
Notwithstanding the foregoing, to the extent that this Award constitutes a deferral of compensation subject to Code Section 409A, then no Change in Control shall be deemed to have occurred upon an event described in this Section 3(c) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

4.    Effect of Separation from Service as Director. Except as otherwise provided in accordance with Section 3(b), if you cease to be a member of the Board prior to the Vesting Date(s) specified on the cover page of this Agreement, you will forfeit all unvested Units.

5.    Settlement of Units. After any Units vest pursuant to Section 3, the Company shall, as soon as practicable (but no later than 75 days after the date on which such Units vest), cause to be issued and delivered to you, or to your designated beneficiary or estate in the event of your death, one Share in payment and settlement of each vested Unit. Delivery of the Shares shall be effected by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the Shares to a brokerage account you designate, and shall be subject to compliance with all applicable legal requirements, including compliance with the requirements of applicable federal and state securities laws, and shall be in complete satisfaction and settlement of such vested Units.

6.    No Stockholder Rights. The Units subject to this Award do not entitle you to any rights of a holder of the Company’s Stock. You will not have any of the rights of a stockholder of the Company in connection with the grant of Units subject to this Agreement unless and until Shares are issued to you in settlement of the Units as provided in Section 5.

7.    Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations that may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

8.    Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without to its conflicts or choice of law principles).

9.    Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

10.    Discontinuance of Service. This Agreement does not give you a right to continued service with the Company or Affiliate, and the Company or any such Affiliate may terminate your service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

11.    Section 409A of the Code. The award of Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral specified in Treas. Reg. § 1.409A-l(b)(4).

By signing the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.